Exhibit 99.1

NEWS RELEASE

Noble Energy and Clayton Williams Announce Deadline

for Election of Form of Consideration

HOUSTON and MIDLAND, Texas (April 12, 2017) - Noble Energy, Inc. (NYSE: NBL) (“Noble Energy”) and Clayton Williams Energy, Inc. (NYSE: CWEI) (“Clayton Williams”) today announced that, in connection with Noble Energy’s pending acquisition of Clayton Williams, the election deadline for record holders of shares of Clayton Williams common stock and Clayton Williams warrants to elect the form of consideration they wish to receive in connection with the transaction, subject to proration, is 5:00 p.m. Central time on April 24, 2017, which is based on the current expectation that the transaction will be completed by April 25, 2017.

Accordingly, an election will be valid only if a properly completed and signed election form and letter of transmittal, together with all required documents and materials set forth in the election form and letter of transmittal and the instructions thereto, is received by Wells Fargo Bank, N.A., the exchange agent for the transaction, by 5:00 p.m. Central time on April 24, 2017.  Clayton Williams stockholders who hold their shares through a bank, broker or other nominee may be subject to an earlier deadline and should carefully read the instructions from their bank, broker or nominee regarding making elections for their shares. Stockholders with questions should contact Morrow Sodali LLC, the information agent for the transaction, toll-free at (877)-787-9239, (banks and brokers please call collect at (203)-658-9400).

The election deadline does not impact the deadline for Clayton Williams common shareholders to vote on the merger agreement, which will be considered at the special meeting of Clayton Williams stockholders to be held on April 24, 2017. Clayton Williams stockholders are encouraged to vote their shares if they have not already done so.

About Noble Energy

Noble Energy (NYSE: NBL) is an independent oil and natural gas exploration and production company with a diversified high-quality portfolio of both U.S. unconventional and global offshore conventional assets spanning three continents. Founded more than 80 years ago, the company is committed to safely and responsibly delivering our purpose: Energizing the World, Bettering People’s Lives®. For more information, visit www.nblenergy.com.

About Clayton Williams Energy

Clayton Williams (NYSE: CWEI) is an independent energy company located in Midland, Texas. To learn more, please visit our website at www.claytonwilliams.com.

Investor Contacts:

Brad Whitmarsh

(281) 943-1670

Brad.Whitmarsh@nblenergy.com

Megan Repine

(832) 639-7380

Megan.Repine@nblenergy.com

Jaime Casas

(432) 688-3224

cwei@claytonwilliams.com

Media Contacts:

Deena McMullen

(281) 943-1732

media@nblenergy.com

Reba Reid

(713) 412-8441

media@nblenergy.com

This news release contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy’s and Clayton Williams’s current views about future events. Such forward-looking statements may include, but are not limited to, statements about the benefits of the proposed merger involving Noble Energy and Clayton Williams, including future financial and operating results, Noble Energy’s and Clayton

Williams’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the ability to obtain the requisite approval of the Clayton Williams common stockholders; the risk that Clayton Williams or Noble Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger, the risk that a condition to closing of the proposed merger may not be satisfied, the timing to consummate the proposed merger, the risk that the businesses will not be integrated successfully, the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, the diversion of management time on merger-related issues, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s and Clayton Williams’s businesses that are discussed in Noble Energy’s and Clayton Williams’s most recent annual reports on Form 10-K, respectively, and in other Noble Energy and Clayton Williams reports on file with the Securities and Exchange Commission (“SEC’). Noble Energy’s reports are also available from Noble Energy’s offices or website, http://www.nblenergy.com, and Clayton Williams’s reports are also available from Clayton Williams’s offices or website, http://www.claytonwilliams.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Neither Noble Energy nor Clayton Williams assumes any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger between Noble Energy and Clayton Williams, on March 6, 2017, Noble Energy filed with the SEC a Registration Statement on Form S-4, as amended on March 21, 2017 (the “Form S-4”) that includes a proxy statement of Clayton Williams that also constitutes a prospectus of Noble Energy. The definitive proxy statement/prospectus was also filed with the SEC by both Noble Energy and Clayton Williams on March 23, 2017. The Form S-4 was declared effective on March 23, 2017 and the definitive proxy statement/prospectus was mailed to stockholders of Clayton Williams on or about March 27, 2017.

This document is not a substitute for any prospectus, proxy statement or any other document which Noble Energy or Clayton Williams may file with the SEC in connection with the proposed transaction. Noble Energy and Clayton Williams urge Clayton Williams’s investors and stockholders to read the Form S-4 and any other relevant documents filed with the SEC, including the definitive proxy statement/prospectus that is part of the Form S-4, because they contain  important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Noble Energy’s website (www.nblenergy.com) under the tab “Investors” and then under the heading “SEC Filings.” You may also obtain these documents, free of charge, from Clayton Williams’s website (www.claytonwilliams.com) under the tab “Investors” and then under the heading “SEC Filings.”

Participants In The Merger Solicitation

Noble Energy, Clayton Williams, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Clayton Williams’s stockholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Clayton Williams’s stockholders in connection with the proposed merger is contained in the definitive proxy statement/prospectus. You can find information about Noble Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2017, or in the Form S-4. You can find information about Clayton Williams’s executive officers and directors in its 10-K filed with the SEC on March 2, 2017. You can obtain free copies of these documents from Noble Energy and Clayton Williams using the contact information above.